Exhibit 99.2

APPLOVIN CORPORATION PRICES $3.55 BILLION OFFERING OF SENIOR NOTES

PALO ALTO, California, November 20, 2024 – AppLovin Corporation (NASDAQ: APP) (the “Company”) announced today the pricing of its public offering of $3.55 billion aggregate principal amount of senior notes consisting of $1,000 million aggregate principal amount of 5.125% Senior Notes due 2029 (the “2029 Notes”), $1,000 million aggregate principal amount of 5.375% Senior Notes due 2031 (the “2031 Notes”), $1,000 million aggregate principal amount of 5.500% Senior Notes due 2034 (the “2034 Notes”) and $550 million aggregate principal amount of 5.950% Senior Notes due 2054 (the “2054 Notes” and, collectively with the 2029 Notes, the 2031 Notes and the 2034 Notes, the “Notes”). The offering is being made by means of an underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “SEC”). The Company intends to use the net proceeds of the offering of the Notes to repay in full its senior secured term loan facility due 2028 and its senior secured term loan facility due 2030 and, to the extent of any remaining net proceeds, for general corporate purposes. The Company expects to close the sale of the Notes on December 5, 2024, subject to the satisfaction of customary closing conditions.

The Notes will be senior unsecured obligations of the Company and will not be guaranteed by any of its subsidiaries.

J.P. Morgan Securities LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as joint lead book-running managers for the offering. Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are also acting as joint book-running managers for the offering. BNP Paribas Securities Corp., MUFG Securities Americas Inc. and Scotia Capital (USA) Inc. are acting as co-managers for the offering.

The offering of Notes is being made pursuant to an effective shelf registration on Form S-3 that has previously been filed with the SEC and became automatically effective on June 1, 2023. A prospectus supplement and accompanying base prospectus related to the offering has been or will be filed with the SEC and may be found on its website at www.sec.gov. Copies of the prospectus supplement and related prospectus for the offering may be obtained from any of the joint lead book-running managers at: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, telephone collect at 1-212-834-4533; BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, email: dg.prospectus_requests@bofa.com or by telephone 1-800-294-1322; or Morgan Stanley & Co. LLC, 180 Varick Street, New York, N.Y. 10014, Attention: Prospectus Department, by email: prospectus@morganstanley.com or by calling 1-866-718-1649.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, whether or not the Company will consummate the offering of Notes and the anticipated use of proceeds of the offering of Notes. These forward-looking statements are subject to risks and uncertainties, including the risks described in the preliminary prospectus supplement, the accompanying bases prospectus, our Annual Report on Form 10-K for the fiscal year ending December 31, 2023, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024 and September 30, 2024. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

About AppLovin

AppLovin makes technologies that help businesses of every size connect to their ideal customers. The company provides end-to-end software and AI solutions for businesses to reach, monetize and grow their global audiences.

Contacts

Investors	Press

David Hsiao	Kim Hughes

ir@applovin.com	press@applovin.com

Source: AppLovin Corp.